UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2006 (October 5, 2006)

Global Signal Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32168	65-0652634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(941) 364-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On October 5, 2006, Global Signal Inc., a Delaware corporation ("Global Signal"), Crown Castle International Corp., a Delaware corporation ("Crown Castle"), and CCGS Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Crown Castle ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Global Signal will merge with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Crown Castle following the transaction.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each issued and outstanding share of common stock of Global Signal will be converted into the right to receive, at the election of the holder thereof, either 1.61 shares of Crown Castle common stock (the "Stock Consideration") or $55.95 in cash (the "Cash Consideration"), subject to a maximum aggregate amount of Cash Consideration equal to $550 million (the "Cash Consideration Cap"). In addition, upon consummation of the Merger, each option or warrant entitling the holder to purchase a share of Global Signal common stock shall be converted into an option or warrant, as applicable, to purchase a number of shares of Crown Castle common stock equal to the product of the number of Global Signal shares subject to such option or warrant, as applicable, and the Stock Consideration, at an exercise price per share equal to the quotient obtained by dividing the aggregate exercise price of the shares of Global Signal common stock subject to such option or warrant, as applicable, by the aggregate number of shares of Crown Castle common stock subject to such converted option or warrant, as applicable. At September 29, 2006, 70,222,876 shares of Global Signal common stock, options entitling holders to purchase 644,000 shares of Global Signal common stock, and warrants entitling holders to purchase 420,220 shares of Global Signal common stock were outstanding.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to (i) the approval of the Merger Agreement by the stockholders of Global Signal, (ii) the approval of the issuance of Crown Castle common stock (the "Stock Issuance") to be issued in connection with the Merger by the stockholders of Crown Castle, (iii) the effectiveness of a Form S-4 registration statement to be filed by Crown Castle and (iv) receipt of the requisite regulatory approvals of the Merger by the applicable regulatory agencies.

Each of Global Signal and Crown Castle have made customary representations and warranties and covenants in the Merger Agreement, including among others, (i) that each of Global Signal and Crown Castle will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement and approval of the Stock Issuance, respectively, and (ii) that the boards of directors of each of Global Signal and Crown Castle will recommend that their stockholders adopt and approve the Merger Agreement and approve the Stock Issuance, as applicable, in each case subject to certain exceptions.

Crown Castle also agreed to expand its board of directors from 10 to 13 members and to appoint a representative of each of (i) Fortress Investment Group LLC and certain of its affiliates (collectively, "Fortress"), (ii) Greenhill Capital Partners, L.P. and certain of its related partnerships (collectively, "Greenhill"), and (iii) Abrams Capital Partners II, L.P. and certain of its related partnerships (collectively, "Abrams", and together with Fortress and Greenhill, the "GSL Stockholders"), to the board upon the consummation of the Merger.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Global Signal or Crown Castle will be required to pay the other a termination fee of $139,000,000.

Concurrently and in connection with the execution of the Merger Agreement, Fortress, Greenhill and Abrams, who collectively hold approximately 72.9% in the aggregate of the outstanding shares of Global Signal common stock as of the close of business on October 4, 2006, each entered into a support agreement with Crown Castle (the "Support Agreements"), pursuant to which each GSL Stockholder agreed to vote certain of its shares of Global Signal common stock (representing in the aggregate 40% of the Global Signal common stock outstanding and entitled to vote on the Merger Agreement) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any transaction or other action that would impede the Merger, the Merger Agreement or any other transactions contemplated by the Merger Agreement. The Support Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

In addition, on October 5, 2006, concurrently and in connection with the execution of the Merger Agreement, the GSL Stockholders and Crown Castle entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which, among other things and subject to the terms and conditions thereof, Crown Castle granted to the GSL Stockholders certain rights with respect to the registration of the shares of Crown Castle common stock received in the Merger and granted each GSL Stockholder the right to cause the nominating committee of Crown Castle's board of directors to re-nominate one director to Crown Castle's board of directors, subject to continued minimum share ownership by the GSL Stockholder in Crown Castle.

The foregoing descriptions of the Merger Agreement, the Support Agreements and the Stockholders Agreement are qualified in their entirety by reference to the Merger Agreement, the Support Agreement with each of Fortress, Greenhill and Abrams, the Stockholders Agreement and the press release, dated October 6, 2006, copies of each of which are attached hereto as Exhibits 2.1, 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and each of which are incorporated herein by reference.

In connection with the execution of the Merger Agreement, prior to the Effective Time (as defined in the Merger Agreement), Global Signal will implement a retention program (the "Retention Program") for the benefit of Crown Castle. The provisions of the Retention Program described below will apply to Messrs. Jerry Elliott, Steven Osgood, Jeffrey Klopf, Michael Schmidt and Michael Hennigan (collectively, the "Executives"), in addition to certain other employees of Global Signal.

Under the terms of the Retention Program, the 2006 annual bonuses of the Executives will be deferred until the Effective Time, and subject to each Executive being employed by Global Signal at the Effective Time, will be paid at the Effective Time in the following amounts: Elliott - $500,000; Osgood - $300,000; Klopf - $260,000; Schmidt - $250,000; and Hennigan - $200,000. Mr. Klopf will also be paid $68,027 at the Effective Time in lieu of rights under his deferred shares award agreement dated January 3, 2006. Upon the termination of any Executive's employment by Global Signal or the Surviving Company (as defined in the Merger Agreement) at or after the Effective Time, the Executive will receive, as of the date of such termination, the following additional amounts in accordance with the terms of their existing employment agreements: Elliott - $500,000; Osgood - $300,000; Klopf - $130,000; Schmidt - $125,000; and Hennigan - $100,000.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of October 5, 2006, by and among Global Signal Inc., Crown Castle International Corp. and CCGS Holdings LLC.*

99.1

Support Agreement, dated October 5, 2006, by and among Fortress Pinnacle Investment Fund LLC, FRIT PINN LLC, Fortress Registered Investment Trust, FRIT Holdings LLC, FIT GSL LLC and Crown Castle International Corp.*

99.2	Support Agreement, dated October 5, 2006, by and among Greenhill Capital Partners LLC, GCP SPV1, LLC, GCP SPV2, LLC and Crown Castle International Corp.*

99.3

Support Agreement, dated October 5, 2006, by and among Abrams Capital (Cayman) International Ltd., Abrams Capital Partners I LP, Abrams Capital Partners II LP, Whitecrest Partners LP, Riva Capital Partners LP, 222 Partners LLC and Crown Castle International Corp.*

99.4

Stockholders Agreement, dated as of October 5, 2006, by and among Fortress Pinnacle Investment Fund LLC, FRIT PINN LLC, Fortress Registered Investment Trust, FRIT Holdings LLC, FIT GSL LLC, Greenhill Capital Partners LLC, GCP SPV1 LLC, GCP SPV2 LLC, Abrams Capital (Cayman) International Ltd., Abrams Capital Partners I LP, Abrams Capital Partners II LP, Whitecrest Partners LP, Riva Capital Partners LP, 222 Partners LLC and Crown Castle International Corp.*

99.5	Press Release dated October 6, 2006

*	Schedules and exhibits omitted pursuant to item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SIGNAL INC.

(Registrant)

/s/ Jeffrey A. Klopf

Jeffrey A. Klopf

Executive Vice President, General Counsel and Secretary

Date: October 10, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 5, 2006, by and among Global Signal Inc., Crown Castle International Corp. and CCGS Holdings LLC.*

99.1

Support Agreement, dated October 5, 2006, by and among Fortress Pinnacle Investment Fund LLC, FRIT PINN LLC, Fortress Registered Investment Trust, FRIT Holdings LLC, FIT GSL LLC and Crown Castle International Corp.*

99.2	Support Agreement, dated October 5, 2006, by and among Greenhill Capital Partners LLC, GCP SPV1, LLC, GCP SPV2, LLC and Crown Castle International Corp.*

99.3

Support Agreement, dated October 5, 2006, by and among Abrams Capital (Cayman) International Ltd., Abrams Capital Partners I LP, Abrams Capital Partners II LP, Whitecrest Partners LP, Riva Capital Partners LP, 222 Partners LLC and Crown Castle International Corp.*

99.4

Stockholders Agreement, dated as of October 5, 2006, by and among Fortress Pinnacle Investment Fund LLC, FRIT PINN LLC, Fortress Registered Investment Trust, FRIT Holdings LLC, FIT GSL LLC, Greenhill Capital Partners LLC, GCP SPV1 LLC, GCP SPV2 LLC, Abrams Capital (Cayman) International Ltd., Abrams Capital Partners I LP, Abrams Capital Partners II LP, Whitecrest Partners LP, Riva Capital Partners LP, 222 Partners LLC and Crown Castle International Corp.*

99.5	Press Release dated October 6, 2006

*	Schedules and exhibits omitted pursuant to item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.